Issuer Free Writing Prospectus filed pursuant to Rule 433

Registration Statement No. 333-216463

Pricing Term Sheet

Dated April 16, 2018

DELTA AIR LINES, INC.

3.400% Notes Due 2021

Issuer:	Delta Air Lines, Inc.

Principal Amount:	$600,000,000

Maturity Date:	April 19, 2021

Coupon:	3.400%

Public Offering Price:	99.952% of the principal amount

Yield to Maturity:	3.417%

Spread to Benchmark Treasury:	+90 basis points

Benchmark Treasury:	2.375% UST due April 15, 2021

Benchmark Treasury Price and Yield:	99-19 / 2.517%

Interest Payment Dates:	April 19 and October 19, commencing October 19, 2018

Optional Redemption:	The Notes will be redeemable, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in each case, accrued and unpaid interest on the principal amount of the Notes to be redeemed to the date of redemption.

Settlement Date:	T+3; April 19, 2018

CUSIP:	247361 ZM3

ISIN:	US247361ZM39

Ratings (Moody’s / S&P / Fitch)*:	Baa3 / BB+ / BBB-

Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:	BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. Fifth Third Securities, Inc. Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Barclays Capital Inc.

BBVA Securities Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

ICBC Standard Bank Plc

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

PNC Capital Markets LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Co-Managers:	Credit Agricole Securities (USA) Inc. Natixis Securities Americas LLC Siebert Cisneros Shank & Co., L.L.C. The Williams Capital Group, L.P.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

The issuer has filed a registration statement (including a base prospectus and preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the base prospectus and preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas Securities Corp. at (800) 854-5674, Credit Suisse Securities (USA) LLC at (800) 221-1037, Deutsche Bank Securities Inc. at (800) 503-4611, Fifth Third Securities, Inc. at (800) 950-4623, Morgan Stanley & Co. LLC at (866) 718-1649, or Wells Fargo Securities, LLC at (800) 645-3751.

Pricing Term Sheet

Dated April 16, 2018

DELTA AIR LINES, INC.

3.800% Notes Due 2023

Issuer:	Delta Air Lines, Inc.

Principal Amount:	$500,000,000

Maturity Date:	April 19, 2023

Coupon:	3.800%

Public Offering Price:	99.869% of the principal amount

Yield to Maturity:	3.829%

Spread to Benchmark Treasury:	+115 basis points

Benchmark Treasury:	2.500% UST due March 31, 2023

Benchmark Treasury Price and Yield:	99-05 / 2.679%

Interest Payment Dates:	April 19 and October 19, commencing October 19, 2018

Optional Redemption:

At any time prior to March 19, 2023 (one month prior to the maturity date), the Notes will be redeemable, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would have been made if such Notes matured on March 19, 2023 (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in each case, accrued and unpaid interest on the principal amount of the Notes to be redeemed to the date of redemption.

At any time on or after March 19, 2023, the Notes will be redeemable, in whole or in part, at a redemption price of 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Settlement Date:	T+3; April 19, 2018

CUSIP:	247361 ZP6

ISIN:	US247361ZP69

Ratings (Moody’s / S&P / Fitch)*:	Baa3 / BB+ / BBB-

Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:

BNP Paribas Securities Corp.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Fifth Third Securities, Inc.

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Barclays Capital Inc.

BBVA Securities Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

ICBC Standard Bank Plc

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

PNC Capital Markets LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Co-Managers:	Credit Agricole Securities (USA) Inc. Natixis Securities Americas LLC Siebert Cisneros Shank & Co., L.L.C. The Williams Capital Group, L.P.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

The issuer has filed a registration statement (including a base prospectus and preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the base prospectus and preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas Securities Corp. at (800) 854-5674, Credit Suisse Securities (USA) LLC at (800) 221-1037, Deutsche Bank Securities Inc. at (800) 503-4611, Fifth Third Securities, Inc. at (800) 950-4623, Morgan Stanley & Co. LLC at (866) 718-1649, or Wells Fargo Securities, LLC at (800) 645-3751.

Pricing Term Sheet

Dated April 16, 2018

DELTA AIR LINES, INC.

4.375% Notes Due 2028

Issuer:	Delta Air Lines, Inc.

Principal Amount:	$500,000,000

Maturity Date:	April 19, 2028

Coupon:	4.375%

Public Offering Price:	99.960% of the principal amount

Yield to Maturity:	4.380%

Spread to Benchmark Treasury:	+155 basis points

Benchmark Treasury:	2.750% UST due February 15, 2028

Benchmark Treasury Price and Yield:	99-10 / 2.830%

Interest Payment Dates:	April 19 and October 19, commencing October 19, 2018

Optional Redemption:

At any time prior to January 19, 2028 (three months prior to the maturity date), the Notes will be redeemable, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would have been made if such Notes matured on January 19, 2028 (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in each case, accrued and unpaid interest on the principal amount of the Notes to be redeemed to the date of redemption.

At any time on or after January 19, 2028, the Notes will be redeemable, in whole or in part, at a redemption price of 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Settlement Date:	T+3; April 19, 2018

CUSIP:	247361 ZN1

ISIN:	US247361ZN12

Ratings (Moody’s / S&P / Fitch)*:	Baa3 / BB+ / BBB-

Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:

BNP Paribas Securities Corp.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Fifth Third Securities, Inc.

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Barclays Capital Inc.

BBVA Securities Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

ICBC Standard Bank Plc

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith                      Incorporated

PNC Capital Markets LLC

SMBC Nikko Securities America, Inc.

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Co-Managers:	Credit Agricole Securities (USA) Inc. Natixis Securities Americas LLC Siebert Cisneros Shank & Co., L.L.C. The Williams Capital Group, L.P.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

The issuer has filed a registration statement (including a base prospectus and preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the base prospectus and preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas Securities Corp. at (800) 854-5674, Credit Suisse Securities (USA) LLC at (800) 221-1037, Deutsche Bank Securities Inc. at (800) 503-4611, Fifth Third Securities, Inc. at (800) 950-4623, Morgan Stanley & Co. LLC at (866) 718-1649, or Wells Fargo Securities, LLC at (800) 645-3751.